Exhibit 99.1

P R E S S   R E L E A S E
For Immediate Release

Splunk Inc. Announces Fiscal Third Quarter 2014 Financial Results
Revenues Grow 51%; More than 450 New Customers - Highest in Company History

SAN FRANCISCO - Nov. 21, 2013 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time operational intelligence, today announced results for its fiscal third quarter ended October 31, 2013.

•	Total revenues were $78.6 million, up 51% year-over-year.

•	License revenues were $50.9 million, up 47% year-over-year.

•	GAAP operating loss was $16.8 million or 21% of revenues.

•	Non-GAAP operating income was $0.9 million or 1% of revenues.

•	GAAP loss per share was $0.16; non-GAAP EPS was $0.00.

•	Operating cash flow was $13.3 million.

“We are pleased to welcome a record number of new customers to Splunk this quarter,” said Godfrey Sullivan, Chairman and CEO, Splunk. “There is tremendous value to be found in machine data. As a result, more customers are adopting Splunk software as their enterprise standard. We expanded our product portfolio this quarter with the release of Splunk Enterprise® 6, Splunk Cloud™ and Hunk™: Splunk Analytics for Hadoop, providing more power, functionality and flexibility for our customers.”

Third Quarter 2014 and Recent Business Highlights

Customers:

•	Signed more than 450 new customers, ending the quarter with more than 6,400 customers worldwide.

•
New license customers include: Alabama Department of Transportation, Automationdirect.com, BizMobile Inc. (Japan), bonprix (Germany), Digicel Jamaica Ltd. (Jamaica), Erie Insurance Group, Gretech Corp. (Korea), Freshview (Australia), ING DIRECT (Australia), KAIST (Korea), Korea Federation of Community Credit Cooperatives (Korea), MegaFon (Russia), NASDAQ OMX, Natixis (Hong Kong), OOCL (Hong Kong), Ohio Department of Public Safety, Omaha Public Power District, SABIC - Saudi Basic Industries Corporation (Saudi Arabia), Skanska S.A. (Poland), Tesla Motors, University of New South Wales, University of Sydney, Zennisshoku Chain (Japan).

•
Expansion customers include: Betsson Malta Ltd. (Malta), Cadence Design Systems, Charlotte Russe, Chunghwa Telecom Co., Ltd. (Taiwan), CONSOL Energy, Constant Contact, Coupang (Korea), Dell Kace, U.S. Department of Energy, Discovery Communications, Domino’s Pizza, HelloWallet, IDT Corporation, Intuit, KT Cloud (Korea), Li & Fung Ltd. (Hong Kong), Otto Group (Germany), Newell Rubbermaid, SunGard, Texas Health and Human Services Commission, University of California, Los Angeles, Urban Outfitters, U.S. Army, VGTRK - All-Russia State Television and Radio Broadcasting Company (Russia), zulily.

Product:

•	Announced the general availability of Splunk® Enterprise 6, the latest version of the company’s award-winning platform for machine data.

•
Announced the general availability of Splunk Cloud™, a new service that delivers Splunk Enterprise in the cloud. With the introduction of Splunk Cloud for large-scale production environments, Splunk Storm, the cloud-based service introduced last year, significantly expanded its free developer offerings to 20GB of total storage per month.

•
Announced the general availability of Hunk™: Splunk Analytics for Hadoop. Hunk is a fully integrated analytics platform for Hadoop that enables everyone in an organization to interactively explore, analyze and visualize historical data in Hadoop.

•	Released the Splunk App for Unix and Linux, which provides rapid insights and operational visibility into large-scale

Splunk Inc. | www.splunk.com

Unix and Linux environments.

•
Released the Splunk App for Okta, which brings the power of the Splunk Search Processing Language to data from the Okta service enabling users to visualize logins and app utilization, as well as monitor suspicious activity.

Acquisition:

•
Announced the acquisition of BugSense Inc., a leading analytics solution for machine data generated by mobile devices. The addition of BugSense will enhance the ability of Splunk customers to analyze machine data directly from mobile devices and correlate it with other machine-generated data to gain operational intelligence.

Strategic and Channel Partners:

•
Announced Amazon Machine Images (AMIs) for Splunk Enterprise 6 and Hunk on the Amazon Web Services (AWS) Marketplace. Splunk also released the new version of the Splunk App for AWS, which leverages the newly announced Amazon CloudTrail, a service that logs all AWS API calls.

•	Signed a reseller agreement with Hitachi Solutions to distribute Splunk Enterprise across Japan.

•	Announced with Systex the launch of Systex SBOX, which is available to APAC channel partners and customers.

Recognition:

•
Received an award naming Splunk Enterprise as the “Most Innovative Big Data Tool” in the competition “Best Big Data in 2013” by COMPUTERWOCHE, a leading German-language weekly magazine for enterprise IT managers and IT professionals.

•	Won the best SIEM category in the 2013 Readers' Choice Awards by Information Security magazine and SearchSecurity.com for Splunk Enterprise.

Splunk4Good:

•
Participated in a White House event, Data to Knowledge to Action: Building New Partnerships, as part of the Obama Administration’s call for technology leaders to help harness big data to advance national goals. Splunk4Good is analyzing Regulations.gov data to create a new, public interface to better enable citizens to explore federal regulatory data.

•
Announced the Ford OpenXC Connected Car Dashboards, a collaborative project with Ford Motor Company that collected and analyzed data from vehicles to gain insight into driving patterns and vehicle performance.

Appointments:

•	Appointed Stephen Sorkin as chief strategy officer. Sorkin will be responsible for developing and aligning product and business strategies across the company.

•	Appointed Todd Papaioannou as chief technology officer. Papaioannou will help define Splunk’s technology vision, strategy and roadmap.

Financial Outlook

The company is providing the following guidance for its fiscal fourth quarter 2014 (ending January 31, 2014):

•	Total revenues are expected to be between $88 million and $90 million.

•	Non-GAAP operating margin is expected to be between 6% and 8%.

The company is updating its previous guidance for its fiscal year 2014 (ending January 31, 2014):

•	Total revenues are expected to be between $291 million and $293 million (were previously expected to be between $275 million and $281 million as of August 29, 2013).

•	Non-GAAP operating margin is expected to be approximately zero (unchanged from August 29, 2013).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, a non-recurring non-cash charge for impairment of a long-lived asset, acquisition-related costs, amortization of acquired intangible assets as well as the partial release of the valuation allowance due to acquisition.

Splunk Inc. | www.splunk.com

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal third quarter 2014 and YTD fiscal 2014 non-GAAP results included in this press release.

Conference Call and Webcast

Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through November 28, 2013 by dialing (855) 859-2056 and referencing Conference ID# 93820373.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal fourth quarter and fiscal year 2014 in the paragraphs under “Financial Outlook” above and other statements regarding momentum in the company’s business, growth in the number of new customers, new product offerings, customer value and standardization, expected benefits of our recent acquisition, expansion of existing customer usage, intended use and success of acquired products, and product investments and developments. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history, particularly as a relatively new public company; risks associated with Splunk’s rapid growth, particularly outside of the U.S.; Splunk’s inability to realize value from its significant investments in its business; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies, and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2013, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) provides the engine for machine data™. Splunk® software collects, indexes and harnesses the machine-generated big data coming from the websites, applications, servers, networks, sensors and mobile devices that power business. Splunk software enables organizations to monitor, search, analyze, visualize and act on massive streams of real-time and historical machine data. More than 6,400 enterprises, universities, government agencies and service providers in over 90 countries use Splunk Enterprise to gain Operational Intelligence that deepens business and customer understanding, improves service and uptime, reduces cost and mitigates cybersecurity risk. Splunk Cloud™ is a service that delivers Splunk Enterprise in the cloud for large-scale production environments. Splunk Storm®, a cloud-based subscription service, is used by organizations developing and running applications in the cloud. Hunk™: Splunk Analytics for Hadoop is a fully integrated analytics platform for Hadoop that enables everyone in an organization to interactively explore, analyze and visualize historical data in Hadoop.

To learn more, please visit www.splunk.com/company.

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Storm and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2013 Splunk Inc. All rights reserved.

Splunk Inc. | www.splunk.com

For more information, please contact:
Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2013	2012	2013	2012
Revenues	$50,873	$34,557	$130,230	$89,146
License	27,760	17,488	72,483	44,573
Maintenance and services	78,633	52,045	202,713	133,719
Total revenues
Cost of revenues
License	84	62	229	283
Maintenance and services [1,2]	10,441	5,817	24,398	14,506
Total cost of revenues [4,5]	10,525	5,879	24,627	14,789
Gross profit	68,108	46,166	178,086	118,930
Operating expenses
Research and development [1,3,4,5]	18,961	11,074	49,635	28,568
Sales and marketing [1,4,5]	53,052	32,847	138,999	84,753
General and administrative [1,4,5]	12,917	7,625	35,275	21,718
Total operating expenses	84,930	51,546	223,909	135,039
Operating loss	(16,822)	(5,380)	(45,823)	(16,109)
Interest and other income (expense), net
Interest income (expense), net	55	31	174	115
Other income (expense), net	(283)	—	(459)	—
Change in fair value of preferred stock warrants	—	—	—	(14,087)
Total interest and other income (expense), net	(228)	31	(285)	(13,972)
Loss before income taxes	(17,050)	(5,349)	(46,108)	(30,081)
Income tax provision (benefit) [6]	(500)	125	269	438
Net loss	$(16,550)	$(5,474)	$(46,377)	$(30,519)

Basic and diluted net loss per share	$(0.16)	$(0.06)	$(0.45)	$(0.41)

Weighted-average shares used in computing basic and diluted net loss per share	106,008	96,671	104,063	73,951
______________________________________

[1] Includes amortization of acquired intangible assets as follows:
Cost of revenues	$82	$—	$82	$—
Research and development	12	—	12	—
Sales and marketing	42	—	42	—
	$136	$—	$136	$—

[2] Includes charge related to impairment of long-lived asset	$2,128	$—	$2,128	$—

[3] Includes acquisition-related costs	$408	$—	$408	$—

Splunk Inc. | www.splunk.com

[4] Includes stock-based compensation expense as follows:
Cost of revenues	$1,165	$322	$2,735	$697
Research and development	4,405	1,560	10,995	3,722
Sales and marketing	5,947	2,093	15,425	4,456
General and administrative	2,815	710	6,969	2,348
	$14,332	$4,685	$36,124	$11,223

[5] Includes employer payroll tax on employee stock plans as follows:
Cost of revenues	$53	$—	$97	$—
Research and development	86	—	277	—
Sales and marketing	315	—	907	48
General and administrative	237	—	576	214
	$691	$—	$1,857	$262

[6] Includes a partial release of the valuation allowance due to acquisition	$(747)	$—	$(747)	$—

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2013	January 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$351,895	$305,939
Accounts receivable, net	53,995	63,948
Prepaid expenses and other current assets	8,669	6,861
Total current assets	414,559	376,748
Property and equipment, net	14,437	13,205
Intangible assets, net	4,594	—
Goodwill	5,734	—
Other assets	502	492
Total assets	$439,826	$390,445
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,018	$1,632
Accrued payroll and compensation	30,655	28,123
Accrued expenses and other liabilities	12,781	7,636
Deferred revenue, current portion	107,712	79,568
Total current liabilities	153,166	116,959
Deferred revenue, non-current	33,433	35,144
Other liabilities, non-current	3,145	798
Total non-current liabilities	36,578	35,942
Total liabilities	189,744	152,901
Stockholders’ equity:
Common stock	107	101
Accumulated other comprehensive loss	(156)	(135)
Additional paid-in capital	387,207	328,277
Accumulated deficit	(137,076)	(90,699)
Total stockholders’ equity	250,082	237,544
Total liabilities and stockholders’ equity	$439,826	$390,445

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2013	2012	2013	2012
Cash Flows From Operating Activities
Net loss	$(16,550)	$(5,474)	$(46,377)	$(30,519)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,620	1,208	4,500	3,357
Impairment of long-lived asset	2,128	—	2,128	—
Change in fair value of preferred stock warrants	—	—	—	14,087
Stock-based compensation	14,332	4,685	36,124	11,223
Excess tax benefits from employee stock plans	(271)	—	(539)	—
Changes in operating assets and liabilities
Accounts receivable, net	(13,249)	(6,497)	9,953	(5,683)
Prepaid expenses, other current and non-current assets	2,775	(108)	(822)	(1,280)
Accounts payable	414	(568)	267	(268)
Accrued payroll and compensation	8,767	7,010	2,532	9,573
Accrued expenses and other liabilities	(159)	(101)	5,220	66
Deferred revenue	13,510	6,298	26,433	21,301
Net cash provided by operating activities	13,317	6,453	39,419	21,857
Cash Flow From Investing Activities
Acquisition, net of cash acquired	(8,958)	—	(8,958)	—
Change in restricted cash	—	514	—	514
Purchases of property and equipment	(4,035)	(2,246)	(7,265)	(5,720)
Net cash used in investing activities	(12,993)	(1,732)	(16,223)	(5,206)
Cash Flow From Financing Activities
Repayments of term debt	—	—	—	(2,289)
Proceeds from initial public offering, net of offering costs	—	—	—	225,225
Issuance of common stock from exercise of stock options	6,342	298	18,865	2,123
Excess tax benefits from employee stock plans	271	—	539	—
Proceeds from employee stock purchase plan	—	—	6,076	—
Taxes paid related to net share settlement of equity awards	(2,239)	—	(2,752)	—
Net cash provided by financing activities	4,374	298	22,728	225,059
Effect of exchange rate changes on cash and cash equivalents	83	27	32	15
Net increase in cash and cash equivalents	4,781	5,046	45,956	241,725
Cash and cash equivalents at beginning of period	347,114	268,278	305,939	31,599
Cash and cash equivalents at end of period	$351,895	$273,324	$351,895	$273,324

Splunk Inc. | www.splunk.com

 SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP operating margin and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude stock-based compensation expense, employer payroll tax expense related to employee stock plans, the change in fair value of certain preferred stock warrants previously issued by Splunk, impairment of a long-lived asset, acquisition-related costs, amortization of acquired intangible assets and the partial release of the valuation allowance due to acquisition. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk excludes expense attributable to the change in fair value of certain preferred stock warrants from its non-GAAP financial measures because it is a non-recurring, non-cash expense. Splunk also excludes the non-cash charge for previously capitalized Storm research and development expense (reflected as an impairment of a long-lived asset) as a result of its strategic decision to start making its Storm product available at no cost to customers, a decision that Splunk expects to be infrequent in nature. Splunk also excludes acquisition-related costs and amortization of acquired intangible assets from its non-GAAP financial measures because they are considered by management to be outside of Splunk’s core operating results. Splunk further excludes the partial release of the valuation allowance due to acquisition from non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is also considered by management to be outside Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with, GAAP financial measures.

The following table reconciles Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Nine Months Ended
		Oct 31,	Oct 31,	Oct 31,	Oct 31,
		2013	2012	2013	2012
Reconciliation of cash provided by operating activities to free cash flow:
Net cash provided by operating activities		$13,317	$6,453	$39,419	$21,857
Less purchases of property and equipment		(4,035)	(2,246)	(7,265)	(5,720)
Free cash flow (Non-GAAP)		$9,282	$4,207	$32,154	$16,137
Net cash used in investing activities		$(12,993)	$(1,732)	$(16,223)	$(5,206)
Net cash provided by financing activities		$4,374	$298	$22,728	$225,059
Gross margin reconciliation:
GAAP gross margin		86.6%	88.7%	87.9%	88.9%
Stock-based compensation expense		1.5	0.6	1.3	0.5
Employer payroll tax on employee stock plans		0.1	—	—	—
Amortization of acquired intangible assets		0.1	—	—	—
Impairment of long-lived asset		2.7	—	1.0	—
Non-GAAP operating margin		91.0%	89.3%	90.2%	89.4%
Operating income (loss) reconciliation:
GAAP operating loss		$(16,822)	$(5,380)	$(45,823)	$(16,109)
Stock-based compensation expense		14,332	4,685	36,124	11,223
Employer payroll tax on employee stock plans		691	—	1,857	262
Amortization of acquired intangible assets		136	—	136	—
Impairment of long-lived asset		2,128	—	2,128	—
Acquisition-related costs		408	—	408	—
Non-GAAP operating income (loss)		$873	$(695)	$(5,170)	$(4,624)
Operating margin reconciliation:
GAAP operating margin		(21.4)%	(10.3)%	(22.6)%	(12.0)%
Stock-based compensation expense		18.2	9	17.8	8.4
Employer payroll tax on employee stock plans		0.9	—	0.9	0.2
Amortization of acquired intangible assets		0.2	—	0.1	—
Impairment of long-lived asset		2.7	—	1.0	—
Acquisition-related costs		0.5	—	0.2	—
Non-GAAP operating margin		1.1%	(1.3)%	(2.6)%	(3.4)%
Net income (loss) reconciliation:
GAAP net loss		$(16,550)	$(5,474)	$(46,377)	$(30,519)
Stock-based compensation expense		14,332	4,685	36,124	11,223
Change in fair value of preferred stock warrants	(A)	—	—	—	14,087
Employer payroll tax on employee stock plans		691	—	1,857	262
Amortization of acquired intangible assets		136	—	136	—
Impairment of long-lived asset		2,128	—	2,128	—
Acquisition-related costs		408	—	408	—
Partial release of the valuation allowance due to acquisition		(747)	—	(747)	—
Non-GAAP net income (loss)		$398	$(789)	$(6,471)	$(4,947)

Splunk Inc. | www.splunk.com

Reconciliation of shares used in computing basic and diluted net income (loss) per share:
Weighted-average shares used in computing GAAP basic net loss per share	106,008	96,671	104,063	73,951
Effect of dilutive securities: Employee stock awards and ESPP	12,117	—	—	—
Weighted-average shares used in computing Non-GAAP basic and diluted net income (loss) per share	118,125	96,671	104,063	73,951

GAAP basic and diluted net loss per share	$(0.16)	$(0.06)	$(0.45)	$(0.41)
Non-GAAP basic and diluted net income (loss) per share	$0.00	$(0.01)	$(0.06)	$(0.07)

Notes:

(A)                 To eliminate warrant expense related to the change in the fair value of our outstanding preferred stock warrants. The final measurement of the warrants was recorded upon the closing of Splunk’s initial public offering during the three months ended April 30, 2012.

Splunk Inc. | www.splunk.com